Exhibit 10.5

August 30, 2011

Mr. Amir F. Heshmatpour
Managing Director
AFH Holding & Advisory, LLC
9595 Wilshire Blvd , Suite 700
Beverly Hills, CA 90212

Re:           Second Amendment to Securities Purchase Agreement

Dear Mr. Heshmatpour:

This letter agreement (this “Agreement”) is being executed and delivered in connection with that certain Second Amendment to Securities Purchase Agreement, dated as of even date herewith (the “Second Amendment”), by and between Emerald Dairy, Inc., a Nevada corporation (the “Company”), and the investors set forth on the signature page thereto, and acknowledged by AFH Holding & Advisory, LLC, a California limited liability company (“AFH”).

In consideration for AFH’s services in connection with the consummation of the transaction anticipated by the Second Amendment, and related documents, the Company agrees to:

(a)	pay to AFH a cash fee in the amount of One Hundred Five Thousand and 00/100 Dollars ($105,000.00), which AFH acknowledges having previously received;

(b)
issue and deliver, or cause to be delivered, to AFH, duly executed three-year warrants to purchase 75,000 shares of common stock of the Company, at an exercise price of $1.00 per share, in substantially the form attached hereto as Exhibit A;

(c)	reduce the exercise price of AFH’s existing warrants to purchase 44,643 shares of common stock of the Company from $1.63 per share to $1.00 per share; and

(d)	pay to AFH an additional cash fee in the amount of Twenty Six Thousand Two Hundred Fifty and 25/100 Dollars ($26,250.25) on or before December 31, 2011.

Mr. Amir F. Heshmatpour
AFH Holding & Advisory, LLC
August 30, 2011

This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in writing signed by the Company and AFH.

This Agreement shall be governed by the laws of the State of New York.

Please indicate your agreement with the foregoing by executing the acknowledgement below.

Sincerely,

EMERALD DAIRY INC.

By:	/s/ Yang Yong Shan
Name:	Yang Yong Shan
Title:	Chief Executive Officer

AGREED AND ACCEPTED to
as of the date written above:

AFH HOLDING & ADVISORY, INC.

By:	/s/ Amir F. Heshmatpour
Name:	Amir F. Heshmatpour
Title:	Managing Director